Exhibit 99.1

Bollinger Innovations Announces Additional Cost Cutting Measures

Company cost cutting initiatives include additional staff cuts and closing of facilities to further reduce overall operating expenses

For the quarter ending June 30, 2025, G&A and R&D expenses totaled $47.7M; Company has further reduced G&A and R&D to $18.6M (61% drop) per quarter moving forward

Post recent consolidation of Company operations, additional reductions include:

●	Additional reduction in staff

●	Further elimination of facilities and personnel in Irvine, CA, Monrovia, CA, Mishawaka, IN

●	Elimination of third-party manufacturing, specifically Roush Industries

●	Consolidation of B4 production line from Roush Industries to Company-owned plant in Tunica, MS

●	Additional reduction of operating expense burn rate

BREA, Calif., Sep. 02, 2025 (GLOBE NEWSWIRE) – via IBN – Bollinger Innovations, Inc.(NASDAQ: BINI)(“Bollinger Innovations” or the “Company”), an electric vehicle (“EV”) manufacturer, announces today the Company has initiated additional staff reductions and further elimination of facilities as the Company continues to consolidate business operations since its recent merger under the Bollinger Innovations brand. The Company continues focus on reduction of current burn rate while increasing near term commercial revenue generation.

For the quarter ending June 30, 2025, G&A and R&D expenses totaled $47.7M. The Company has further reduced G&A and R&D to $18.6M (61% drop) per quarter moving forward.

Post recent consolidation of Company operations under Bollinger Innovations, additional reductions include the following:

●	Additional reduction in staff, post recent consolidation of Company operations

●	Further elimination of facilities and personnel in Irvine, CA, Monrovia, CA, Mishawaka, IN

●	Elimination of third-party manufacturing, specifically Roush Industries

●	Consolidation of B4 production line from Roush Industries to Company-owned plant in Tunica, MS

●	Additional reduction of operating expense burn rate

“We recently completed our rebranding under Bollinger Innovations and have identified additional efficiencies under our new streamlined Company operations,” said David Michery, CEO and chairman of Bollinger Innovations and Bollinger Motors. “Our continued focus is on selling commercial vehicles and advancing our Company forward in 2025 and beyond.”

The Company’s commercial EV lineup includes the Class 1 urban delivery EV cargo van, and the Class 3 urban utility EV cab chassis truck, purpose-built to meet the demands of urban last-mile delivery and service. The Bollinger B4 Chassis Cab is an all-electric Class 4 commercial truck designed from the ground up with extensive fleet and upfitter input.

All vehicles are available for sale in the U.S. and in full compliance with U.S. Federal Motor Vehicle Safety Standards, the Environmental Protection Agency, and the California Air Resources Board (“CARB”) certifications denoting strict adherence to clean air emissions standards.

About Bollinger Innovations, Inc.

Bollinger Innovations (NASDAQ: BINI) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with a U.S. based vehicle manufacturing facility located in Tunica, Mississippi. Both the ONE, a Class 1 EV cargo van, and THREE, a Class 3 EV cab chassis truck, are available for sale in the U.S. The Company’s commercial dealer network consists of six dealers, which includes Papé Kenworth, Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group and Randy Marion Auto Group, providing sales and service coverage in key West Coast, Midwest, Pacific Northwest, New England, and Mid-Atlantic markets.

Bollinger Motors, of Oak Park, Michigan, is an established EV truck company of Bollinger Innovations. Bollinger Motors has passed numerous milestones including its B4, Class 4 electric truck production launch on Sept. 16, 2024, and the development of a world-class dealer network with over 50 locations across the United States for sales and service support.

To learn more about the Company, visit www.BollingerEV.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Bollinger Innovations and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, whether timeframes for implementation of anticipated cost-cutting and expense reduction initiatives and the resultant impact to the Company, if any, of these measures are met. Additional examples of such risks and uncertainties include but are not limited to: (i) Bollinger Innovations’ ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Bollinger Innovations’ ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Bollinger Innovations’ ability to successfully expand in existing markets and enter new markets; (iv) Bollinger Innovations’ ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Bollinger Innovations’ business; (viii) changes in government licensing and regulation that may adversely affect Bollinger Innovations’ business; (ix) the risk that changes in consumer behavior could adversely affect Bollinger Innovations’ business; (x) Bollinger Innovations’ ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Bollinger Innovations with the Securities and Exchange Commission. Bollinger Innovations anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Bollinger Innovations assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Bollinger Innovations’ plans and expectations as of any subsequent date.

Contact:

Bollinger Innovations, Inc.
+1 (714) 613-1900
www.BollingerEV.com

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
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